                                                                    EXHIBIT 23.2

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Networks Associates, Inc.:

Our audits of the consolidated financial statements referred to in our report dated March 31, 1999 appearing on page 55 of this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




PricewaterhouseCoopers LLP

San Jose, California
March 31, 1999


                                                                              87